Pricing Supplement No. 6                 Dated 06/14/02        Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and                File No. 333-63049
Prospectus Supplement dated August 3, 1999)             CUSIP No. 78355H JA 8

$300,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 16
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:        $50,000,000

Issue Price:             100.00%

Issue Date:              06/19/02

Maturity Date:           06/19/07

Interest Rate:           5.590%

Daycount:                30/360

Interest Payment Dates:  Semi-annually on June 19 and December 19 of each year, commencing December 19, 2002, and at Maturity.

Record Dates:            June 4 and December 4.

Form:    [X] Book Entry             [ ] Certificated

Redemption:   [X] The Notes cannot be redeemed prior to maturity.

              [ ] The Notes may be redeemed prior to maturity.

     Terms of Redemption:     -

Repayment at option of holder:      [X] The holder has no option to elect
                                        repayment of the Notes prior to
                                        maturity.

                                    [ ] The Notes are repayable prior to
                                        maturity at the option of holder.

     Terms of Repayment:      -

Discount note:      [ ]  Yes       [X]  No

     Total Amount of OID:          -

     Yield to Maturity:            -

     Initial Accrual Period OID:   -

Name of Agent and Agent's Discount or Commission:

     Morgan Stanley & Co. Incorporated            $250,000.00